Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
February 5, 2007		Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
FOURTH QUARTER AND FULL YEAR RESULTS
Malvern, PA — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.67 per share for the quarter ended December 31, 2006, compared to $1.20 per share (diluted) for the quarter ended December 31, 2005, and $2.95 per share (diluted) for the full year 2006 compared to $2.82 per share (diluted) for 2005. Net income for the fourth quarter of 2006 includes gains on the sale of properties of $0.28 per share, net of tax, compared with $0.88 per share in gains for the same period in 2005.
Funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2006 was $0.76 per share, compared to $0.77 per share for the fourth quarter of 2005. For the year ended December 31, 2006, FFO per share was $3.12, compared to $3.20 per share for 2005. Operating results for the fourth quarter of 2006 include termination fees of $0.8 million or approximately $0.01 per share and impairment charges of $4.2 million or approximately $0.04 per share. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
“The fourth quarter of 2006 capped a year of rising confidence, solid execution, and strengthening results” said Bill Hankowsky, Liberty’s chairman and chief executive officer. “During 2006 we increased occupancy by 200 basis points, rents continue to rise, and the result is that same store NOI growth is increasing. Our development pipeline is at an all-time high in terms of investment, and is exceptionally well leased. And we continue to take advantage of the market’s appetite for real estate to sell properties at very attractive prices, constantly repositioning the portfolio for added value.”
Portfolio Performance
Leasing: At December 31, 2006 Liberty’s in-service portfolio of 65.3 million square feet was 94.2% occupied, compared to 93.1% at the end of the third quarter. During the quarter, Liberty completed lease transactions totaling five million square feet of space.
Same Store Performance: Property level operating income for same store properties increased by 6.9% on a cash basis and by 5.7% on a straight line basis for the fourth quarter of 2006 compared to the same quarter in 2005, and increased by 3.4% on a cash basis and 2.8% on a straight line basis for the full year 2006 compared to 2005.
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Liberty Property Trust Fourth Quarter 2006 Results -2-
Real Estate Investments
Development: During the fourth quarter, Liberty brought into service four development properties totaling 625,000 square feet. At quarter-end the properties were 93.9% leased at a yield of 8.8% on the company’s investment of $51.2 million.
During the fourth quarter, Liberty began development of eight properties totaling one million square feet, with an expected total investment of $62 million. The properties consist of:
•	in the Lehigh Valley, Pennsylvania; a 188,000 square foot distribution center, 100% leased to Uline, Inc.;

•	in Orlando, Florida, three flex properties totaling 116,000 square feet for Liberty’s wholly-owned portfolio, and two distribution properties totaling 296,000 square feet at Airport Industrial Park of Orlando, a project in which Liberty holds a 50% interest;

•	a 75,000 square foot flex building in Bloomington, Minnesota, a market in which significant leasing gains during the past three quarters have resulted in virtually no vacancy in Liberty’s portfolio; and

•	a 341,000 square foot distribution building in Greensboro, North Carolina.
As of December 31, 2006, Liberty had 7.4 million square feet of wholly-owned and joint venture properties under development. This activity represents a total investment of $1.0 billion, with an expected yield of 8.7%. The properties were 50.1% leased at year-end.
Acquisitions: During the fourth quarter, Liberty acquired seven properties for $117.5 million. The properties include six office properties in Tampa, Florida totaling 551,000 square feet and a 74,000 square foot distribution building in Houston, Texas.
Dispositions: During the fourth quarter, Liberty sold four properties containing 685,000 square feet, for $107 million. The properties sold consist of a 252,000 square foot office building in Allentown, Pennsylvania; a 315,000 square foot distribution building, also in Allentown; a 108,000 square foot office building in Overland Park, Kansas and a small flex building in Madison Heights, Michigan.
Subsequent Events: Subsequent to the end of the fourth quarter, Liberty purchased 115 acres of land for industrial development in Phoenix, Arizona, and will be opening a full service office to service this new market in the company’s portfolio. Liberty completed its first development in Arizona, a 123,000 square foot office building, in 2006.
Liberty sold 18 properties in Michigan in January, and the company anticipates that the majority of its portfolio in this market will be sold during the next five quarters, and Liberty will discontinue operations in this market. Liberty’s Michigan sales activity was the primary contributor to the $0.04 per share impairment charge recognized in the fourth quarter.
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Liberty Property Trust Fourth Quarter 2006 Results -3-
Financing and Balance Sheet Management
During the fourth quarter, Liberty took advantage of its superior balance sheet to access attractive financing opportunities. The proceeds of these transactions were used to repay borrowings under the company’s unsecured credit facility and for general corporate purposes. The company:
•	satisfied a $100 million 6.95% medium term note and issued a $300 million ten year, 5.50% senior unsecured note; and

•	raised $27 million through the placement of 6.70% Series G Cumulative Redeemable Preferred Units.
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 65 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 6, 2007, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 4395176. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for one week following the call.
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Liberty Property Trust Fourth Quarter 2006 Results -4-
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
December 31, 2006
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
	(Unaudited)
Operating Revenue
Rental	$120,686	$113,269	$464,714	$451,608
Operating expense reimbursement	55,016	47,248	202,005	181,886

Total operating revenue	175,702	160,517	666,719	633,494

Operating Expenses
Rental property	37,406	34,107	139,055	130,353
Real estate taxes	19,451	17,930	71,652	64,879
General and administrative	12,558	10,809	45,991	38,099
Depreciation and amortization	37,433	36,384	144,692	135,846

Total operating expenses	106,848	99,230	401,390	369,177

Operating Income	68,854	61,287	265,329	264,317

Other Income/Expense
Interest and other	2,628	2,293	9,591	8,008
Interest	(30,456)	(30,373)	(119,584)	(119,614)

Total other income/expense	(27,828)	(28,080)	(109,993)	(111,606)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	41,026	33,207	155,336	152,711
Gain on property dispositions	371	89,204	17,628	85,593
Income taxes	(303)	(12,586)	(288)	(14,827)
Minority interest	(5,146)	(7,468)	(20,411)	(21,176)
Equity in earnings of unconsolidated joint ventures	182	108	1,432	2,540

Income from continuing operations	36,130	102,465	153,697	204,841

Discontinued operations net of minority interest (including net gain on property dispositions of $25,032 and $3,965 for the quarters ended December 31, 2006 and 2005 and $112,620 and $36,617 for the twelve month periods ended December 31, 2006 and 2005)	24,684	4,851	112,877	44,510

Net Income	$60,814	$107,316	$266,574	$249,351

Basic income per common share
Continuing operations	$0.40	$1.16	$1.72	$2.36

Discontinued operations	$0.27	$0.06	$1.26	$0.51

Total basic income per common share	$0.67	$1.22	$2.98	$2.87

Diluted income per common share
Continuing operations	$0.40	$1.15	$1.70	$2.32

Discontinued operations	$0.27	$0.05	$1.25	$0.50

Total diluted income per common share	$0.67	$1.20	$2.95	$2.82

Weighted average shares
Basic	90,272	87,922	89,313	86,986

Diluted	91,386	89,302	90,492	88,376

Liberty Property Trust
Statement of Funds From Operations
December 31, 2006
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year Ended
	December 31, 2006		December 31, 2005		December 31, 2006		December 31, 2005
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$60,814	$0.67	$107,316	$1.22	$266,574	$2.98	$249,351	$2.87

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	763		373		2,871		1,316
Depreciation and amortization	37,802		38,889		149,606		147,669
Gain on property dispositions	(29,549)		(79,224)		(136,036)		(114,381)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(398)		1,531		(877)		(1,363)

Funds from operations available to common shareholders — basic	$69,432	$0.77	$68,885	$0.78	$282,138	$3.16	$282,592	$3.25

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$60,814	$0.67	$107,316	$1.20	$266,574	$2.95	$249,351	$2.82

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	763		373		2,871		1,316
Depreciation and amortization	37,802		38,889		149,606		147,669
Gain on property dispositions	(29,549)		(79,224)		(136,036)		(114,381)
Minority interest excluding preferred unit distributions and excess of preferred redemption over carrying amount	2,805		4,273		11,786		10,018

Funds from operations available to common shareholders — diluted	$72,635	$0.76	$71,627	$0.77	$294,801	$3.12	$293,973	$3.20

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	90,272		87,922		89,313		86,986
Dilutive shares for long term compensation plans	1,114		1,380		1,179		1,390

Diluted shares for net income calculations	91,386		89,302		90,492		88,376
Weighted average common units	4,195		3,518		3,895		3,555

Diluted shares for funds from operations calculations	95,581		92,820		94,387		91,931

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
December 31, 2006
(In thousands, except share amounts)

	December 31, 2006	December 31, 2005
Assets
Real estate:
Land and land improvements	$678,075	$620,355
Building and improvements	3,814,437	3,664,036
Less: accumulated depreciation	(806,309)	(732,439)

Operating real estate	3,686,203	3,551,952

Development in progress	538,303	324,924
Land held for development	195,332	158,653

Net real estate	4,419,838	4,035,529

Cash and cash equivalents	53,737	61,629
Restricted cash	55,671	29,085
Accounts receivable	23,189	14,761
Deferred rent receivable	71,894	72,818
Deferred financing and leasing costs, net of accumulated amortization (2006, $100,406; 2005, $108,103)	129,745	122,994
Investment in unconsolidated joint ventures	47,196	33,522
Assets held for sale	40,715	73,211
Prepaid expenses and other assets	68,306	56,773

Total assets	$4,910,291	$4,500,322

Liabilities
Mortgage loans	$185,978	$238,728
Unsecured notes	1,955,000	1,755,000
Credit facility	246,960	255,450
Accounts payable	40,633	32,919
Accrued interest	36,297	34,892
Dividend payable	58,961	56,490
Other liabilities	217,131	164,528

Total liabilities	2,740,960	2,538,007

Minority interest	297,727	253,133

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 193,787,000 shares authorized, 90,972,979 (includes 59,100 in treasury) and 88,415,764 (includes 59,100 in treasury) shares issued and outstanding as of December 31, 2006 and December 31, 2005, respectively	91	88
Additional paid-in capital	1,906,403	1,799,068
Accumulated other comprehensive income	20,323	9,906
Distributions in excess of net income	(53,886)	(98,553)
Common shares in treasury, at cost, 59,100 shares as of December 31, 2006 and December 31, 2005, respectively	(1,327)	(1,327)

Total shareholders’ equity	1,871,604	1,709,182

Total liabilities & shareholders’ equity	$4,910,291	$4,500,322